Exhibit 99.1
Contact:
Jeff Misakian
Vice President, Investor Relations
(562) 552-9417
jmisakian@go2uti.com
UTi WORLDWIDE REPORTS FISCAL 2012
SECOND QUARTER RESULTS
Long Beach, Calif., September 1, 2011 — UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2012 second quarter ended July 31, 2011.
Fiscal Second Quarter 2012 vs. 2011 Results:
•	Revenues were $1,297.4 million, an increase of 13 percent from $1,151.1 million.
•	Net revenues (revenues minus purchased transportation costs) were $443.4 million, an increase of 17 percent from $379.1 million.
•	Net income attributable to UTi Worldwide Inc. was $22.9 million, or $0.22 per diluted share, in the second quarter of fiscal 2012.
•	Severance costs totaled $3.5 million, or $2.4 million after taxes, in the second quarter of fiscal 2012.
•	Excluding these costs, adjusted net income attributable to UTi Worldwide Inc. was $25.3 million, or $0.24 per diluted share, compared to $18.9 million, or $0.19 per diluted share.
Eric W. Kirchner, chief executive officer, said, “We are pleased to report solid results for the second quarter, despite the macroeconomic headwinds and slowing freight environment. Net revenues in the fiscal 2012 second quarter were higher primarily due to currency effects, greater net revenue per unit of cargo in freight forwarding and increased activity in contract logistics and distribution. Ocean freight volumes increased in the second quarter while airfreight volumes declined when compared to very high levels last year. We were pleased to see continued growth in many of our contract logistics operations with new business wins in our Africa and Asia Pacific regions, as well as an improvement in our U.S. distribution business. Operating expenses grew less than net revenues in the second quarter, and our efforts to control costs have helped productivity. As a result, our operating income increased over last year. These results reflect the efforts of a UTi team that has worked tirelessly toward greater efficiency as we continue to develop and execute supply chain solutions for clients. The strength of any organization resides principally with its employees, and UTi is certainly no exception. We will continue to focus on growing the business and improving margins while we transform for the future.”

Revenues increased 12.7 percent in the 2012 fiscal second quarter compared to the prior-year second quarter primarily due to currency effects, increased ocean volumes, higher fuel surcharges, which the company passes through to clients, and greater contract logistics and distribution activity. These factors were partially offset by slightly lower volumes in airfreight. Net revenues increased 17.0 percent in the second quarter due to currency, higher net revenue per unit of cargo in freight forwarding and the increased contract logistics and distribution activity. Organic net revenue, which excludes the impact of currency, increased 8.4 percent compared to the second quarter last year.
Operating expenses less purchased transportation costs were $403.7 million in the second quarter of fiscal 2012. Excluding severance costs of $3.5 million, adjusted operating expenses less purchased transportation costs in the fiscal 2012 second quarter were $400.2 million, an increase of 15.9 percent compared to the same period last year. Currency trends also impacted expenses. Organic growth in adjusted operating expenses less purchased transportation costs in the fiscal 2012 second quarter was 7.4 percent compared to the same period last year.
The company reported operating income in the fiscal 2012 second quarter of $39.7 million. Excluding severance costs, adjusted operating income was $43.2 million, which represented 9.7 percent of net revenues. This compares to operating income in the year-ago second quarter of $33.9 million, or 8.9 percent of net revenues. The adjusted operating income and margin increases primarily reflect the higher net revenue per unit of cargo in freight forwarding and increased activity in contract logistics compared to the same period last year.
Investor Conference Call:
UTi management will host an investor conference call today, September 1, 2011, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financial results for the fiscal 2012 second quarter. Investment professionals are invited to participate in the live call by dialing 877-941-8609 (domestic) or 480-629-9692 (international) using conference ID 4466939. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PDT, today, through September 4, 2011, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4466939.

About UTi Worldwide:
UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Use of Non-GAAP Financial Information:
This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has referred to operating expenses less purchased transportation costs and adjusted operating expenses less purchased transportation costs, which are adjusted to exclude severance and exit costs, and to adjusted net income and adjusted operating income, which are adjusted to exclude severance and exit costs. The company also has referred to organic revenue and net revenue growth, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods; and to organic, adjusted operating expenses less purchased transportation costs, which are adjusted to exclude severance and exit costs and the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:
Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, the statements about growing the business, improving margins and transforming operations, the outlook for the future and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the economic volatility that has materially impacted trade volumes, transportation capacity, pricing dynamics and overall margins; the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact and related costs associated with reorganization efforts and/or cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
# # #
(Tables Follow)

UTi Worldwide Inc.
Condensed Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three months ended July 31,		Six months ended July 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues:
Airfreight forwarding	$465,672	$419,439	$904,701	$787,131
Ocean freight forwarding	320,696	304,626	602,274	576,458
Customs brokerage	33,082	26,611	63,335	52,046
Contract logistics	212,845	179,299	411,824	356,309
Distribution	139,741	121,219	269,094	238,593
Other	125,322	99,896	244,835	195,709

Total revenues	1,297,358	1,151,090	2,496,063	2,206,246

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	365,880	336,119	716,057	629,661
Ocean freight forwarding	266,618	257,782	500,853	484,968
Customs brokerage	1,206	2,248	2,760	3,818
Contract logistics	53,055	41,563	98,208	77,286
Distribution	95,391	83,921	183,250	163,038
Other	71,812	50,387	140,962	102,657

Staff costs	243,135	204,519	476,480	411,520
Depreciation	11,792	11,263	24,233	22,675
Amortization of intangible assets	4,773	3,163	8,228	6,507
Severance and exit costs	3,483	—	8,332	—
Other operating expenses	140,472	126,224	278,166	251,263

Total operating expenses	1,257,617	1,117,189	2,437,529	2,153,393

Operating income	39,741	33,901	58,534	52,853
Interest expense, net	(3,867)	(3,926)	(8,091)	(8,045)
Other income, net	223	171	399	1,015

Pretax income	36,097	30,146	50,842	45,823
Provision for income taxes	11,259	9,319	15,494	14,255

Net income	24,838	20,827	35,348	31,568
Net income attributable to noncontrolling interests	1,965	1,958	3,732	2,625

Net income attributable to UTi Worldwide Inc.	$22,873	$18,869	$31,616	$28,943

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.22	$0.19	$0.31	$0.29

Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.22	$0.19	$0.31	$0.28

Number of weighted-average common shares outstanding used for per share calculations
Basic shares	102,660,019	100,631,550	102,389,521	100,360,009
Diluted shares	103,580,890	101,707,067	103,462,353	101,702,457

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2011	2011
	(Unaudited)
Assets

Cash and cash equivalents	$315,778	$326,795
Trade receivables, net	1,049,586	879,842
Deferred income taxes	16,066	20,400
Other current assets	147,633	131,295

Total current assets	1,529,063	1,358,332

Property, plant and equipment, net	208,944	175,700
Goodwill and other intangible assets, net	546,468	515,578
Investments	1,165	1,102
Deferred income taxes	32,753	29,526
Other non-current assets	40,560	32,467

Total assets	$2,358,953	$2,112,705

Liabilities & Equity

Bank lines of credit	$103,893	$170,732
Short-term borrowings	5,298	7,238
Current portion of long-term borrowings	12,142	34,232
Current portion of capital lease obligations	16,647	16,232
Trade payables and other accrued liabilities	928,041	822,887
Income taxes payable	6,902	8,521
Deferred income taxes	3,949	3,881

Total current liabilities	1,076,872	1,063,723

Long-term borrowings, excluding current portion	225,420	61,230
Capital lease obligations, excluding current portion	17,811	19,158
Deferred income taxes	30,259	30,487
Other non-current liabilities	38,327	37,943

Commitments and contingencies

UTi Worldwide Inc. shareholders’ equity:
Common stock	491,490	484,884
Retained earnings	462,758	437,307
Accumulated other comprehensive loss	(1,490)	(35,116)

Total UTi Worldwide Inc. shareholders’ equity	952,758	887,075
Noncontrolling interests	17,506	13,089

Total equity	970,264	900,164

Total liabilities and equity	$2,358,953	$2,112,705

UTi Worldwide Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2011	2010
	(Unaudited)

Operating Activities:
Net income	$35,348	$31,568
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation costs, net	7,368	4,062
Depreciation	24,233	22,675
Amortization of intangible assets	8,228	6,507
Amortization of debt issuance costs	1,531	1,448
Deferred income taxes	1,650	(1,464)
Uncertain tax positions	337	135
Excess tax benefit from share-based compensation	(483)	(61)
Gain on disposal of property, plant and equipment	(220)	(123)
Provision for doubtful accounts	2,736	2,451
Other	1,022	290
Net changes in operating assets and liabilities	(87,748)	(116,017)

Net cash used in operating activities	(5,998)	(48,529)

Investing Activities:
Purchases of property, plant and equipment	(26,768)	(15,118)
Proceeds from disposal of property, plant and equipment	2,685	797
Purchases of software and other intangible assets	(15,085)	(4,600)
Net increase in other non-current assets	(4,786)	(2,435)
Acquisitions and related payments	—	(3,449)
Other	(26)	(160)

Net cash used in investing activities	(43,980)	(24,965)

Financing Activities:
Net (repayments)/borrowings under bank lines of credit	(72,520)	163,248
Net (decrease)/increase in short-term borrowings	(2,333)	548
Proceeds from issuance of long-term borrowings	150,213	79
Repayment of long-term borrowings	(34,595)	(37,891)
Debt issuance cost	(2,153)	—
Repayment of capital lease obligations	(10,099)	(10,389)
Contingent consideration paid	(26)	—
Acquisition of noncontrolling interest	(1,168)	—
Dividends paid to noncontrolling interests	(157)	(1,719)
Ordinary shares settled under share-based compensation plans	(1,800)	—
Proceeds from issuance of ordinary shares	1,675	3,388
Excess tax benefit from share-based compensation	483	61
Dividends paid	(6,165)	(6,106)

Net cash provided by financing activities	21,355	111,219

Effect of foreign exchange rate changes on cash and cash equivalents	17,606	3,516

Net (decrease)/increase in cash and cash equivalents	(11,017)	41,241
Cash and cash equivalents at beginning of period	326,795	350,784

Cash and cash equivalents at end of period	$315,778	$392,025

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2011
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$901,752	$395,606	$—	$1,297,358

Purchased transportation costs	694,662	159,300	—	853,962
Staff costs	114,600	122,237	6,298	243,135
Depreciation	4,440	6,652	700	11,792
Amortization of intangible assets	1,125	2,958	690	4,773
Severance and exit costs	2,124	612	747	3,483
Other operating expense	50,986	85,066	4,420	140,472

Total operating expenses	867,937	376,825	12,855	1,257,617

Operating income/(loss)	$33,815	$18,781	$(12,855)	39,741

Interest expense, net				(3,867)
Other income, net				223

Pretax income				36,097
Provision for income taxes				11,259

Net income				24,838
Net income attributable to noncontrolling interests				1,965

Net income attributable to UTi Worldwide Inc.				$22,873

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$808,990	$342,100	$—	$1,151,090

Purchased transportation costs	635,147	136,873	—	772,020
Staff costs	94,363	104,664	5,492	204,519
Depreciation	3,965	7,277	21	11,263
Amortization of intangible assets	1,000	2,163	—	3,163
Other operating expenses	46,513	74,047	5,664	126,224

Total operating expenses	780,988	325,024	11,177	1,117,189

Operating income/(loss)	$28,002	$17,076	$(11,177)	33,901

Interest expense, net				(3,926)
Other income, net				171

Pretax income				30,146
Provision for income taxes				9,319

Net income				20,827
Net income attributable to noncontrolling interests				1,958

Net income attributable to UTi Worldwide Inc.				$18,869

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2011
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,731,505	$764,558	$—	$2,496,063

Purchased transportation costs	1,339,912	302,178	—	1,642,090
Staff costs	224,267	238,950	13,263	476,480
Depreciation	8,828	14,046	1,359	24,233
Amortization of intangible assets	2,211	4,677	1,340	8,228
Severance and exit costs	4,097	3,488	747	8,332
Other operating expense	99,650	168,822	9,694	278,166

Total operating expenses	1,678,965	732,161	26,403	2,437,529

Operating income/(loss)	$52,540	$32,397	$(26,403)	58,534

Interest expense, net				(8,091)
Other income, net				399

Pretax income				50,842
Provision for income taxes				15,494

Net income				35,348
Net income attributable to noncontrolling interests				3,732

Net income attributable to UTi Worldwide Inc.				$31,616

UTi Worldwide Inc.
Segment Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2010
		Contract
	Freight	Logistics and
	Forwarding	Distribution	Corporate	Total

Revenues	$1,530,764	$675,482	$—	$2,206,246

Purchased transportation costs	1,197,482	263,946	—	1,461,428
Staff costs	188,753	211,641	11,126	411,520
Depreciation	7,797	14,505	373	22,675
Amortization of intangible assets	2,030	4,477	—	6,507
Other operating expenses	92,883	147,071	11,309	251,263

Total operating expenses	1,488,945	641,640	22,808	2,153,393

Operating income/(loss)	$41,819	$33,842	$(22,808)	52,853

Interest expense, net				(8,045)
Other income, net				1,015

Pretax income				45,823
Provision for income taxes				14,255

Net income				31,568
Net income attributable to noncontrolling interests				2,625

Net income attributable to UTi Worldwide Inc.				$28,943

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Three months ended July 31, 2011
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Severance and
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)	Exit Costs

EMENA	$278,059	$58,595	$70,098	$38,810	$2,726	$2,189
Americas	203,413	217,147	50,778	101,979	11,950	299
Asia Pacific	290,524	16,544	57,517	10,062	18,900	248
Africa	129,756	103,320	28,697	85,455	19,020	—
Corporate	—	—	—	—	(12,855)	747

Total	$901,752	$395,606	$207,090	$236,306	$39,741	$3,483

	Three months ended July 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$229,934	$62,889	$58,572	$35,289	$2,416
Americas	165,538	182,852	44,319	94,454	10,353
Asia Pacific	316,969	11,132	47,868	7,308	16,236
Africa	96,549	85,227	23,084	68,176	16,073
Corporate	—	—	—	—	(11,177)

Total	$808,990	$342,100	$173,843	$205,227	$33,901

UTi Worldwide Inc.
Geographic Reporting
(in thousands)
(Unaudited)

	Six months ended July 31, 2011
				Contract
				Logistics
		Contract	Freight	and
	Freight	Logistics and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating	Severance and
	Revenue	Revenue	Revenue	Revenue	(Loss)/Income	Exit Costs

EMENA	$551,890	$115,066	$135,068	$76,835	$(845)	$5,987
Americas	379,470	419,872	96,387	201,352	15,676	1,350
Asia Pacific	548,112	29,590	105,688	18,912	32,704	248
Africa	252,033	200,030	54,450	165,281	37,402	—
Corporate	—	—	—	—	(26,403)	747

Total	$1,731,505	$764,558	$391,593	$462,380	$58,534	$8,332

	Six months ended July 31, 2010
				Contract
		Contract		Logistics
		Logistics	Freight	and
	Freight	and	Forwarding	Distribution
	Forwarding	Distribution	Net	Net	Operating
	Revenue	Revenue	Revenue	Revenue	Income/(Loss)

EMENA	$460,328	$128,083	$117,385	$74,938	$5,203
Americas	315,638	356,156	85,091	184,985	15,241
Asia Pacific	572,031	20,319	86,605	13,928	25,121
Africa	182,767	170,924	44,201	137,685	30,096
Corporate	—	—	—	—	(22,808)

Total	$1,530,764	$675,482	$333,282	$411,536	$52,853

UTi Worldwide Inc.
Supplemental Financial Information – Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Three months ended July 31, 2011
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$1,297,358	$—	$1,297,358

Purchased transportation costs	853,962	—	853,962
Staff costs	243,135	—	243,135
Depreciation and amortization	11,792	—	11,792
Amortization of intangible assets	4,773	—	4,773
Severance and exit costs (1)	3,483	(3,483)	—
Other operating expenses	140,472	—	140,472

Operating income	39,741	3,483	43,224
Interest expense, net	(3,867)	—	(3,867)
Other income, net	223	—	223

Pretax income	36,097	3,483	39,580
Provision for income taxes	11,259	1,086	12,345

Net income	24,838	2,397	27,235
Net income attributable to noncontrolling interests	1,965	—	1,965

Net income attributable to UTi Worldwide Inc.	$22,873	$2,397	$25,270

Basic earnings per share	$0.22		$0.25
Diluted earnings per share	$0.22		$0.24
(1)	During the three months ended July 31, 2011, the company recorded severance costs totaling $3,483, which were primarily related to transformation activities.

UTi Worldwide Inc.
Supplemental Financial Information — Reconciliation to US GAAP
(in thousands, except per share amounts)
(Unaudited)

	Six months ended July 31, 2011
			Non
	US GAAP	Adjustment	US GAAP

Revenue	$2,496,063	$—	$2,496,063

Purchased transportation costs	1,642,090	—	1,642,090
Staff costs	476,480	—	476,480
Depreciation and amortization	24,233	—	24,233
Amortization of intangible assets	8,228	—	8,228
Severance and exit costs (2)	8,332	(8,332)	—
Other operating expenses	278,166	—	278,166

Operating income	58,534	8,332	66,866
Interest expense, net	(8,091)	—	(8,091)
Other income, net	399	—	399

Pretax income	50,842	8,332	59,174
Provision for income taxes	15,494	2,539	18,033

Net income	35,348	5,793	41,141
Net income attributable to noncontrolling interests	3,732	—	3,732

Net income attributable to UTi Worldwide Inc.	$31,616	$5,793	$37,409

Basic earnings per share	$0.31		$0.37
Diluted earnings per share	$0.31		$0.36

(2)
During the six months ended July 31, 2011, the company recorded severance of $6,418 primarily related to transformation activities and facility exit costs of $1,914 associated with the closure of certain underutilized contract logistics facilities in Europe.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth and growth rates in our revenues and net revenues over the corresponding prior-year period. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions.

	Revenues		Net Revenues

Three months ended July 31, 2010	$1,151,090		$379,070
Add: Currency impact (3)	89,496	8%	32,319	9%
Organic growth	56,772	5%	32,007	8%

Three months ended July 31, 2011	$1,297,358		$443,396

(3)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Revenue Growth Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth and growth rates in our revenues and net revenues over the corresponding prior-year period. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions.

	Revenues		Net Revenues

Six months ended July 31, 2010	$2,206,246		$744,818
Add: Acquisitions impact (4)	2,634	—%	192	—%
Add: Currency impact (5)	131,916	6%	47,932	6%
Organic growth	155,267	7%	61,031	8%

Six months ended July 31, 2011	$2,496,063		$853,973

(4)	Relates to revenues and net revenues in the current period for businesses acquired from August 2010.

(5)
Represents the fluctuations in foreign currency exchange rates when balances are translated on constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth and growth rates in our operating expenses over the corresponding prior-year period. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions.

	Three months ended
	July 31, 2011	July 31, 2010

Total operating expenses	$1,257,617	$1,117,189
Less: Purchased transportation costs	853,962	772,020

Operating expenses less purchased transportation costs	$403,655	345,169

Reconciliation to adjusted operating expenses less purchased transportation costs
Add: Currency impact (6)		29,469	9%
Add: Organic growth		29,017	8%

Operating expense less purchased transportation costs for the three months ended July 31, 2011		403,655
Less: Severance and exit costs (7)		(3,483)	1%

Adjusted operating expenses less purchased transportation costs for the three months ended July 31, 2011		$400,172

(6)
Represents the fluctuations in foreign currency exchange rates when balances are translated on a constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

(7)	Includes $3,483 in severance costs primarily related to transformation activities.

UTi Worldwide Inc.
Total Operating Expense Reconciliation
(in thousands)
(Unaudited)
Set forth below is a reconciliation of our organic growth and growth rates in our operating expenses over the corresponding prior-year period. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions.

	Six months ended
	July 31, 2011	July 31, 2010

Total operating expenses	$2,437,529	$2,153,393
Less: Purchased transportation costs	1,642,090	1,461,428

Operating expenses less purchased transportation costs	$795,439	691,965

Reconciliation to adjusted operating expenses less purchased transportation costs
Add: Acquisition impact (8)		300	—%
Add: Currency impact (9)		44,056	6%
Add: Organic growth		59,118	9%

Operating expense less purchased transportation costs for the six months ended July 31, 2011		795,439
Less: Severance and exit costs (10)		(8,332)	1%

Adjusted operating expenses less purchased transportation costs for the six months ended July 31, 2011		$787,107

(8)	Relates to operating expenses in the current period for businesses acquired from August 2010.

(9)
Represents the fluctuations in foreign currency exchange rates when balances are translated on a constant currency basis into U.S. dollars. The company makes constant currency computations using actual results computed at the foreign currency exchange rates for the comparative prior period.

(10)
Includes $6,418 in severance costs primarily related to transformation activities and $1,914 in severance and other costs associated with the exit of certain underutilized contract logistics facilities in Europe.